   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 1997.
                                                     REGISTRATION  NO. 33-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                         ______________________________

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ______________________________

                                 ALLWASTE, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                               4212                              74-2427167
    (State or other jurisdiction         (Primary Standard Industrial               (I.R.S. Employer
  of incorporation or organization)       Classification Code Number)            Identification Number)

                          5151 SAN FELIPE, SUITE 1600
                             HOUSTON, TEXAS  77056
                                 (713) 623-8777
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive
                                    offices)

                        TARGET 2000: ONE, TWO, FOUR PLAN
           ALLWASTE, INC. NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
               ALLWASTE, INC. INTERIM DEFERRED COMPENSATION PLAN
                   ALLWASTE, INC. DEFERRED COMPENSATION PLAN
                              (Full Title of Plan)

                               WILLIAM L. FIEDLER
                                 ALLWASTE, INC.
                 VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
                          5151 SAN FELIPE, SUITE 1600
                             HOUSTON, TEXAS  77056
                                 (713) 623-8777
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                          PROPOSED MAXIMUM        PROPOSED
              TITLE OF                     AMOUNT TO          OFFERING       MAXIMUM AGGREGATE       AMOUNT OF
     SECURITIES TO BE REGISTERED         BE REGISTERED     PRICE PER SHARE     OFFERING PRICE     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    594,395 (1)         $5.25(2)           $3,120,574             $946
------------------------------------------------------------------------------------------------------------------
Deferred Compensation Obligations(3)     $500,000 (4)           100%              $500,000              $152
------------------------------------------------------------------------------------------------------------------
     TOTAL                                                                       $3,620,574            $1,098
==================================================================================================================

(1) Of these 594,395 shares, (i) 3,460 shares of Allwaste, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), will be issued as a restricted stock grant to an employee pursuant to the Company's Target 2000: One, Two, Four Plan (the "Target 2000 Plan"); (ii) up to 500,000 shares will be issued as restricted stock grants under the Company's Non-Employee Director Restricted Stock Plan (the "Director Plan"); and (iii) 90,935 shares will be issued as restricted stock grants under the Company's Interim Deferred Compensation Plan (the "Interim Deferred Plan") (the shares to be issued under each of the Target 2000 Plan, the Director Plan and the Interim Deferred Plan are referred to collectively as the "Shares"). The Shares will be issued as treasury shares. The Company currently has 3,588,134 shares of Common Stock in treasury.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low per share sale prices of the Common Stock, as reported by the New York Stock Exchange, on January 28, 1997, or $5.25 per share. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under each of the Target 2000 Plan, the Director Plan and the Interim Deferred Plan and on the principal amount of the Company's deferred compensation obligations under its Deferred Compensation Plan.

(3) The obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Allwaste, Inc. Deferred Compensation Plan (the "Deferred Plan") for a select group of employees.

(4) The amount to be registered is estimated solely for purposes of calculating the registration fee.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The contents of the following documents filed by Allwaste, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement on Form S-8 (the "Registration Statement") by reference:

         (a) The Company's annual report on Form 10-K for the fiscal year ended August 31, 1996, as filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since August 31, 1996, specifically, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1996; and

         (c) The description of the Company's Common Stock in the Company's Registration Statement on Form 8-A (No. 1-11008), filed with the Commission on December 4, 1986 under the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded. The Company will provide, without charge, each participant in the Target 2000 Plan, the Director Plan and the Interim Deferred Plan, on written or oral request of such person directed to the Secretary of the Company at the Company's executive offices, 5151 San Felipe, Suite 1600, Houston, Texas 77056, telephone number (713) 623-8777, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.


ITEM 4.  DESCRIPTION OF SECURITIES.

         The obligations of the Company to pay deferred compensation (the "Deferred Compensation Obligations") registered hereunder are unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Deferred Plan and the Deferred Compensation Plan Trust

Agreement dated effective February 15, 1997, between the Company and Texas Commerce Bank, National Association, as Trustee (the "Trust Agreement"), which are filed as Exhibits 4.1 and 4.2 to this Registration Statement. These exhibits set forth a description of the Deferred Compensation Obligations and are incorporated herein by reference in their entirety in response to this Item 4, pursuant to Rule 411(b)(3) under the Securities Act of 1933, as amended (the "Act"). An aggregate principal amount of $500,000 is being registered under this Registration Statement. Further amounts may be registered as new or existing Plan participants elect to defer portions of their compensation in subsequent years.

         No participant under the Deferred Plan shall have any preferred claim to, or any beneficial ownership interest in, any assets which are subject to the Trust established by the Trust Agreement (the "Trust"). All such assets are subject to the claims of creditors of the Company until they are paid out of the Trust to the participant in accordance with the terms of the Deferred Plan. The Deferred Plan provides that payment of all Deferred Compensation Obligations of the Company's subsidiaries under the Deferred Plan is guaranteed by the Company, and that any such payment by the Company shall be made directly and not through the Trust.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner be reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

         The Company's Amended and Restated Certificate of Incorporation and Corrected Bylaws require the Company to indemnify the Company's officers and directors to the extent authorized by the Delaware General Corporation Law as set forth above. The Company's Amended and Restated Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

  Exhibit
  Number                                    Exhibit Description
  ------                                    -------------------

       4.1             Allwaste, Inc. Deferred Compensation Plan

       4.2 Allwaste, Inc. Deferred Compensation Plan and Trust dated effective February 15, 1997, between Allwaste, Inc. and Texas Commerce Bank, National
                       Association, as Trustee

       23.1            Consent of Arthur Andersen LLP

       24.1            Power of Attorney (included on the signature page hereto)


ITEM 9.  UNDERTAKINGS.

A.       Undertaking to Update

         The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Undertaking With Respect to Documents Incorporated by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Undertaking with Respect to Delivery of Documents

                 (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the documents constituting the prospectus to each participant to whom such prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such participant otherwise has received a copy of such report in which case the registrant shall state in such prospectus that it will promptly furnish, without charge, a copy of such report on written request of the participant.

                 (2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all participants who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

D.       Undertaking With Respect to Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 29th day of January, 1997.


                                    ALLWASTE, INC.



                                    By:     /s/ Robert M. Chiste
                                       -----------------------------------------
                                           Robert M. Chiste
                                           President and Chief Executive Officer



                               POWER OF ATTORNEY

         We, the undersigned directors and officers of Allwaste, Inc., do hereby constitute and appoint Robert M. Chiste or William L. Fiedler or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement, including specifically, without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 29th day of January, 1997.


/s/ R. L. NELSON, JR.                                    Chairman of the Board of Directors
---------------------------------------------
R. L. Nelson, Jr.


 /s/ Robert M. Chiste                                     President and Chief Executive Officer;
---------------------------------------------             Director (Principal Executive Officer)
Robert M. Chiste


  /s/ T. Wayne Wren, Jr.                                  Senior Vice President -- Chief Financial
---------------------------------------------             Officer and Treasurer
T. Wayne Wren, Jr.                                        (Principal Financial Officer)

 /s/ Michael W. Ramirez                                   Vice President and Controller
---------------------------------------------             (Principal Accounting Officer)
Michael W. Ramirez


  /s/ Michael A. Baker                                    Director
---------------------------------------------
Michael A. Baker


  /s/ John U. Clarke                                      Director
---------------------------------------------
John U. Clarke


  /s/ William E. Haynes                                   Director
---------------------------------------------
William E. Haynes


  /s/ Robert L. Knauss                                    Director
---------------------------------------------
Robert L. Knauss


  /s/ Frank A. Rossi                                      Director
---------------------------------------------
Frank A. Rossi


 /s/ Thomas J. Tierney                                    Director
---------------------------------------------
Thomas J. Tierney


  /s/ T. Michael Young                                    Director
---------------------------------------------
T. Michael Young

                                 EXHIBIT INDEX


      Exhibit
      Number                            Exhibit Description
      ------                            -------------------
       4.1             Allwaste, Inc. Deferred Compensation Plan

       4.2 Allwaste, Inc. Deferred Compensation Plan and Trust dated effective February 15, between Allwaste, Inc.
                       and Texas Commerce Bank, National Association, as Trustee

       23.1            Consent of Arthur Andersen LLP

       24.1            Power of Attorney (included on the signature page hereto)